Exhibit 15.1

REVOCABLE PROXY

CLARION COUNTY COMMUNITY BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Don D. Lewis, Thomas B. Ray, and James L. Kifer, or any one or more of them acting in the absence of the others, as proxyholders, each with the power to appoint his or her substitute, and authorizes them to represent and to vote, as designated below, all the shares of common stock of Clarion County Community Bank that the signer holds of record as of April 27, 2020, at the 2020 Annual Meeting of Shareholders of Clarion County Community Bank to be held on June 24, 2020, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

This proxy may be revoked by you at any time before it is voted at the annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to Be Held on June 24, 2020:

The Notice of the 2020 Annual Meeting of Shareholders and our Proxy Statement and the 2019 Annual Report to Shareholders are available on the Internet at the following website: http://www.pstvote.com/clarion2020

(THIS PROXY CARD MUST BE VOTED, SIGNED AND DATED ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES LISTED AND “FOR” MATTERS 2 AND 3 BELOW.

1.	Election of Class 2 Directors

NOMINEES:	01- Rodney R. Flick, 02- William E. Hager, III, 03- H. Jerome Heffner and 04- Stephen J. Jaworski

[ ]	FOR all nominees listed

[ ]	WITHHOLD AUTHORITY to vote for all nominees listed

[ ]	FOR the nominees listed EXCEPT one or more individual nominees with the following names or numbers (write on the line below):

2.

Proposal to approve the formation of a bank holding company by approving and adopting an Agreement and Plan of Reorganization and Merger pursuant to which (a) the Bank will, subject to necessary approvals, become a wholly owned subsidiary of a newly formed corporation known as “CCCB Bancorp, Inc.”, and (b) each outstanding share of common stock of the Bank will be exchanged, by operation of law, for one share of common stock of CCCB Bancorp, Inc.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3.	Proposal to ratify the appointment of S.R. Snodgrass P.C. as the independent auditors of the Bank for the fiscal year ending December 31, 2020.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

4.

Proposal to adjourn or postpone the Annual Meeting, if more time is needed, to allow the Bank to solicit additional votes in favor of the Agreement and Plan of Reorganization and Merger described in Matter No. 2 above.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

5.

Proposal to approve specified provisions in the articles of incorporation of CCCB Bancorp, Inc. which will make more difficult a non-negotiated takeover of the company and are not in the Bank’s articles of incorporation.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Proxy Statement/Offering Circular for the Annual Meeting.

DATE: , 2020

Signature

Signature

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.